Exhibit 99.1

springbig Reports Second Quarter 2022 Financial Results

Boca Raton, Fla. -- August 15, 2022 -- SpringBig Holdings, Inc. (“springbig” or the “Company”) (NASDAQ: SBIG), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs to the cannabis industry, today announced its financial results for the second quarter ended June 30, 2022.

“Our second quarter results are evidence of the powerful flywheel between our retail and brands platforms. We offer what we believe to be the pre-eminent technology platform for cannabis in a highly fragmented ecosystem, driving significant value to our clients as they scale their businesses,” said Jeffrey Harris, CEO and Chairman of springbig. “Acknowledging that cannabis end-markets are experiencing industry specific headwinds, we view such headwinds as transitory and do not believe the current market reflects the intrinsic growth rate of springbig or the industry. We see an incredible opportunity ahead to simultaneously expand our market share and increase ROI for retailers and brands.”

Paul Sykes, springbig’s CFO, added “While our focus is on accelerating top line growth, we remain committed to driving leverage through a balanced investment approach and plan to achieve EBITDA breakeven during 2023.”

Second Quarter 2022 Financial and Key Metric Highlights

●	Total revenue in the second quarter of 2022 increased to $6.6 million, up 13% from the second quarter of 2021 and up 3% from the first quarter of 2022.

●	Subscription revenue increased 35% from the second quarter of 2021 and was up 6% from the first quarter of 2022.

●	Net dollar retention rate was 114%, versus 93% in the year ago period and 110% at the end of 2021.

●	We added 509 new retail locations in the second quarter, bringing our total to more than 2,800.

●	Adjusted EBITDA loss was $(3.6) million as compared to a loss of $(1.3) million from the prior year period.

●	Basic net income loss per share was $(0.14) based on 19.3 million weighted average shares outstanding. The shares outstanding as at June 30, 2022 were 25.3 million.

●	Cash and cash equivalents totaled $14 million as of June 30, 2022.

For more information regarding our non-GAAP financial measures, see “Use of Non-GAAP Financial Measures”.  Additionally, reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Financial Outlook

For full fiscal year 2022, springbig expects revenue in the range of $26-$29 million, representing 15% year-over-year growth at the midpoint.

For fiscal year 2023, springbig expects an acceleration in top line growth, with positive EBITDA during fiscal 2023.

Certain of the forward-looking financial measures discussed above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Conference Call and Webcast Information

The Company will host a conference call and webcast today, Monday, August 15, 2022, at 5:00 p.m. Participants can register here to access the live webcast of the conference call. Alternatively, those who want to join the conference call via phone can register at this link to receive a dial-in number and unique PIN.

The webcast will be archived for one year following the conference call and can be accessed on springbig’s investor relations website at investors.springbig.com.

About springbig

springbig is a market-leading software platform providing customer loyalty and marketing automation solutions to cannabis retailers and brands in the U.S. and Canada. springbig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. springbig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, springbig’s reporting and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described under “Risk Factors” ’of the registration statement on Form S-4, the proxy statement/prospectus relating to the business combination, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2022, and in the Company’s Form 10-Q for the period ended June 30, 2022 expected to be filed on August 15, 2022, and other documents filed by the Company from time to time with the SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes, depreciation and amortization in the case of EBITDA and further adjustments to exclude unusual and/or infrequent costs in the case of Adjusted EBITDA, which are detailed in the reconciliation table that follows, in order to provide investors with additional information regarding our financial results. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management. Management also believes that these measures provide improved comparability between fiscal periods

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

●
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements.

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Definition of Key Operating and Financial Metrics

Net dollar retention rate: The Company calculates its “net dollar retention rate” – also referred to as its “net revenue retention rate” – as the average recurring monthly subscription revenue adjusted for losses, increases and decreases in monthly subscriptions during the prior twelve months divided by the average recurring monthly subscription revenue over the prior, trailing twelve-month period. Net dollar retention rate (or “net revenue retention rate”) does not have a standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies, and further, investors should not consider it in isolation.

Investor Relations Contact
Ryan Flanagan
ICR Strategic Communications & Advisory
ir@springbig.com

Media Contact
Phoebe Wilson
MATTIO Communications
springbig@mattio.com

Springbig Holding, Inc
Consolidated Balance Sheets
(in thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)	(Audited)

ASSETS
Current assets:
Cash and cash equivalents	$14,179	$2,227
Accounts receivable, net	3,597	3,045
Contract assets	324	364
Prepaid expenses and other current assets	2,742	927
Total current assets	20,842	6,563
Property and equipment, net	471	480
Convertible note receivable	250	-
Total assets	$21,563	$7,043
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current liabilities:
Accounts payable	$3,532	$412
Accrued expenses and other current liabilities	3,018	1,722
Deferred revenue	427	450
Total current liabilities	6,977	2,584
Senior secured convertible notes, at estimated fair value	9,843	-
Warant liabilities, at estimate fair value	1,616	-
Total liabilities	18,436	2,584

Stockholders’ Equity
Common stock (par value $0.0001 per shares, 300,000,000 authorized at June 30, 2022; 25,290,270 issued and outstanding as of June 30, 2022; (par value $0.0001 per shares, 22,764,527authorized at December 31, 2021; 17,862,108 issued and outstanding as of December 31, 2021)	$3	$2
Additional paid-in-capital	21,825	17,682
Accumulated deficit	(18,701)	(13,225)
Total stockholders’ equity	3,127	4,459
Total liabilities and stockholders’ equity	$21,563	$7,043

Springbig Holding, Inc
Consolidated Statement of Operations (unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months ending June 30,
	2022	2021	2022	2021
Revenues	$6,584	$5,804	$12,948	$11,013
Cost of revenues	1,998	1,865	3,841	3,459
Gross Profit	4,586	3,939	9,107	7,554
Expenses
Selling, servicing and marketing	3,105	2,449	6,048	4,520
Technology and software development	2,910	1,811	5,547	3,376
General and administrative	3,854	1,134	5,567	2,232
Total operating expenses	9,869	5,394	17,162	10,128

Loss from operations	(5,283)	(1,455)	(8,055)	(2,574)
Interest income	-	1	-	2
Interest Expense	(219)	-	(312)	-
Change in fair value of 6% Senior Secured Convertible Note	11	-	11	-
Change in fair value of warrants	2,880	-	2,880	-
Loss before income taxes	$(2,611)	$(1,454)	$(5,476)	$(2,572)
Income taxes expense	-	-	-	-
Net loss	$(2,611)	$(1,454)	$(5,476)	$(2,572)

Net loss per common share:
Basic and diluted	$(0.14)	$(0.08)	$(0.29)	$(0.14)

Weighted-average common shares outstanding - basic and diluted	19,285,050	17,767,554	18,586,515	17,749,178

Springbig Holding, Inc
Statement of Cash Flows (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(2,611)	$(1,454)	$(5,476)	$(2,572)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	64	6	123	12
Stock-based compensation expense	1,045	119	1,226	237
Change in fair value of convertible notes	(11)	-	(11)	-
Change in fair value of warrants	(2,880)	-	(2,880)	-
Changes in operating assets and liabilities:
Accounts receivable	(952)	(349)	(552)	(459)
Prepaid expenses and other current assets	(1,362)	(175)	(1,815)	(182)
Contract assets	(21)	(14)	40	(22)
Accounts payable and other liabilities	4,322	538	4,416	455
Contract liabilities	(58)	28	(23)	78
Net cash used in operating activities	$(2,464)	$(1,301)	$(4,952)	$(2,452)

Cash flows from investing activities
Business combination, net of cash acquired			-	(122)
Purchase of convertible note	(250)	0	(250)
Purchases of property and equipment	(40)	(153)	(113)	(195)
Net cash used in investing activities	(290)	(153)	(363)	(317)

Cash flows from financing activities
Business combination, net of issuing cost	10,096	-	10,185	-
Proceeds from convertible notes			7,000	-
Proceeds from exercise of stock options, net	76	-	82	-
Net cash provided by financing activities	10,172	-	17,267	-
Net increase/(decrease) in cash and cash equivalents	7,418	(1,454)	11,952	(2,769)
Cash and cash equivalents, at beginning of the period	6,761	9,132	2,227	10,447
Cash and cash equivalents, at end of the period	$14,179	$7,678	$14,179	$7,678

Supplemental disclosure of non-cash financing activities
Issue of common stock for business combination	$-	$-	$-	$50
Indemnity holdback for business combination	$-	$-	$-	$23
Conversion of convertible note and outstanding interest into common stock	$7,305	$-	$7,305	$-
Warrant assumed in business combination at estimate fair value	$4,496	$-	$4,496	$-

Springbig Holding, Inc
Reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss	(2,611)	(1,454)	(5,476)	(2,572)
Interest income		(1)		2
Interest expense	219		312
Depreciation expense	64	6	123	12

EBITDA	(2,328)	(1,449)	(5,041)	(2,558)

Stock-based compensation	1,045	119	1,226	237
Business combination related bonuses	550		550
Change in fair value of warrants	(2,880)		(2,280)
Change in fair value of convertible note	(11)		(11)

Adjusted EBITDA	(3,624)	(1,330)	(6,156)	(2,321)

Stock-based compensation is recorded in General and Administrative expenses